Exhibit 10.51

AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Agreement and General Release of All Claims (“Agreement”) is entered into as of this 6th day of May, 2005 between Star Gas Partners, L.P. and all of its direct and indirect subsidiaries (collectively, the “Company”) and David Anthony Shinnebarger (“Shinnebarger”).

WHEREAS, Shinnebarger was employed by the Company as its Executive Vice President of Marketing until the termination of his employment effective May 6, 2005 (the “Termination Date”);

WHEREAS, the parties to this Agreement wish to provide for a full and final resolution of all claims and potential claims which Shinnebarger might have against the Company, its affiliates, successors, assigns, divisions, partners and related and affiliated entities, and any and all of their past and present partners, shareholders, officers, directors, agents, representatives and employees (collectively, the “Releasees”),

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions set forth below, it is agreed as follows:

1. Effective on the Termination Date, Shinnebarger’s employment as the Company’s Executive Vice President - Chief Marketing Officer as set forth in his October 17, 2003 letter agreement with the Company (the “Employment Agreement”) or otherwise is hereby terminated. Shinnebarger also acknowledges and agrees that all other offices, positions and fiduciary or business relationships he holds with the Company and any of the Releasees are hereby terminated on the Termination Date. Shinnebarger acknowledges that he has no right to rehire by, or consideration for future employment with, the Company or the Releasees and that the Company and the Releasees have no obligation to hire him or consider him for employment after the Termination Date.

2. In consideration of the releases and additional promises set forth herein, the Company:

a. shall pay to Shinnebarger as severance pay, $243,750.00 (90 days notice plus 6 months severance at his present salary), less applicable withholdings. Such severance pay shall be made in a single payment to Shinnebarger on the Effective Date (as defined herein); and

b. shall pay the cost of Shinnebarger’s monthly premiums for COBRA continuation coverage for a period of nine (9) months after the Termination Date (through and including February 2006).

3. Shinnebarger acknowledges that payments contained in Paragraph 2 herein will fully discharge the Company and all of the Releasees from all liabilities and obligations pursuant to any oral or written agreement between Shinnebarger and the Company, including but not limited to the Employment Agreement (and all provisions, terms and promises contained therein) or any other alleged promise or understanding between the Company and Shinnebarger, provided however that nothing contained in this Agreement shall limit or alter the terms of coverage of the Company’s Director and Officer insurance policies so as to affect Shinnebarger’s rights thereunder, if any. Shinnebarger specifically acknowledges that the payment promise contained in Paragraph 2 herein includes and is in excess of any amounts due Shinnebarger from the

Company in connection with, directly or indirectly, Shinnebarger’s employment with the Company and the termination thereof, including, without limitation, any wages, salary, bonus, vacation pay and any other benefit payment due Shinnebarger from the Company.

4. In consideration of the payments made hereunder, Shinnebarger, for himself, his heirs, dependents, executors, administrators, trustees, representatives and assigns, hereby fully, finally and unconditionally waives and forever releases, discharges and forgives the Releasees from any and all claims, allegations, complaints, proceedings, charges, actions, causes of action, demands, debts, covenants, contracts, liabilities or damages of any nature whatsoever, whether now known or claimed, to whomever made, which Shinnebarger had, has or may have against any or all of the Releasees for or by reason of any cause, nature or thing whatsoever, up to the date of the execution of this Agreement, including, by way of example and without limiting the broadest application of the foregoing, any actions, causes of action or claims under any contract or any federal, state or local decisional law, statutes, regulations or constitutions, any claims for notice or pay in lieu of notice, or for wrongful dismissal, discrimination, retaliation or harassment on the basis of any factor (including, without limitation, any claim arising under the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Employee Retirement Income and Security Act of 1974, as amended, the Fair Labor Standards Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Connecticut Fair Employment Practices Act, the New York Human Rights Law, the New York City Civil Rights Law, and any other federal, state or local legislation), and any claims, asserted benefits or rights arising by or under contract or implied contract, any alleged oral or written contract or agreement for employment or services, any claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any claims for defamation, fraud, fraudulent inducement, intentional infliction of emotional distress, or any other tortious conduct, including personal injury of any nature and arising from any source or condition or attorney’s fees and costs of whatsoever nature related to any such claim described in this Paragraph 4.

5. As of the date of, and upon execution of this Agreement and its waiver and release of all claims, Shinnebarger covenants, represents and warrants that he has not asserted and will not assert, threaten or commence any claim, lawsuit, arbitration, complaint, charge or proceeding against the Company or the Releasees by reason of any cause, matter or thing, known or unknown, existing up to the date of his execution of this Agreement (or if any such claim, lawsuit, arbitration, complaint, charge or proceeding is currently pending, Shinnebarger represents and warrants that he will immediately discontinue said action(s), or take any necessary steps to otherwise effectuate the dismissal or withdrawal of said action(s), with prejudice). If Shinnebarger should, after the execution of this Agreement, make, pursue or commence (or threaten to make, pursue or commence) any claim, lawsuit, arbitration, complaint, charge or proceeding against the Company, for or by reason of any cause, matter or thing whatsoever existing up to the date of his execution of this Agreement, this Agreement may be raised as, and shall constitute, a complete bar to any such claim, lawsuit, arbitration, complaint, charge or proceeding, and the Company shall be entitled to recover from Shinnebarger all reasonable costs incurred by virtue of defending same, including reasonable attorney’s fees, without altering or diminishing the effectiveness of the release provisions provided under this and the preceding Paragraph. In the event Shinnebarger is permitted by law to file or assert any charge or claim, he hereby waives any right to equitable or monetary recovery therefrom; provided, however, that nothing in this Agreement shall limit either Shinnebarger or the Company from enforcing their respective rights under this Agreement.

6. On or before the Termination Date, Shinnebarger shall return to the Company all Company property in his possession or under his control, including any and all documents and electronic information in any form, any and all copies thereof, any other material containing confidential or proprietary Company information, whether or not specifically designated as such material, and any all keys, passcards, credit cards or other Company property.

7. Shinnebarger shall keep any and all information concerning the Company any of the Releasees, other than information generally available to the public (except for information that is or becomes public through Shinnebarger’s breach of this paragraph), including but not limited to this Agreement, its terms, provisions, and any and all underlying circumstances pertaining thereto (collectively, “Confidential Information”), strictly confidential and shall not disclose or cause or permit to be disclosed any Confidential Information to any person, party or other entity, other than to Shinnebarger’s immediate family, attorney, tax consultant, or the Internal Revenue Service, or as Shinnebarger may be compelled to disclose by law or formal legal process. In the event that Shinnebarger is requested to reveal the existence and contents of this Agreement to any person or entity other than to the persons identified in this paragraph, he shall immediately notify the Company of any such request (and provide to the Company a copy of any written request), but shall not reveal the amount of any payment by the Company to Shinnebarger provided for herein, unless required by law or otherwise ordered to do so by a Court of competent jurisdiction. Nothing herein shall prevent Shinnebarger from disclosing the terms and provisions of this Agreement to the extent reasonably necessary to legally enforce the payments required to be made by the Company pursuant to Paragraph 2.

8. Shinnebarger hereby acknowledges his post-termination restrictions contained in Paragraph 5 of the Employment Agreement (the “Restrictive Covenants”) and that such Restrictive Covenants survive the termination of his employment with the Company and remain enforceable after the Termination Date. Shinnebarger further acknowledges that if a court of competent jurisdiction holds that the stated scope, duration or other restriction contained in the Restrictive Covenants are overbroad, unreasonable or otherwise unenforceable for whatever reason, such court shall substitute the maximum reasonable scope, duration and restriction in place of the stated provision.

9. Shinnebarger shall cooperate with the Company and the Releasees in connection with any legal or administrative proceeding, claim, allegation, complaint, charge, action, cause of action or demand against the Company and/or any of the Releasees concerning any alleged measure of damage or liability of any nature whatsoever against the Company and/or any of the Releasees or to which the Company and/or any of the Releasees is a party or otherwise involved (“Proceeding”). In connection with the Company’s and or any of the Releasees’ defense against any Proceedings (other than any Proceeding by Shinnebarger to enforce this Agreement), Shinnebarger shall use his reasonable best efforts to: (1) respond and provide information (including accurately stated affidavit(s)) concerning all matters in which he has knowledge (whether or not as a result of his employment or other relationship with the Company or any of the Releasees) to the Company and its representatives; (2) make himself available, upon request by the Company or its representative at reasonable times, with at least fourteen (14) days prior notice, for meetings and depositions; (3) make himself available upon reasonable advance notice, to appear as a witness in connection with any Proceeding, irrespective or other commitments or schedule conflicts. The Company will reimburse Shinnebarger for reasonable travel, lodging, meals and other out of pocket expenses he incurs (specifically excluding his attorney’s fees and personal or professional time charges) in complying with this Paragraph 9.

10. The parties acknowledge and agree that any material breach of this Agreement by Shinnebarger that is not cured by Shinnebarger within 10 days after written notice to him by the Company or any of the Releasees of such material breach of this Agreement shall immediately release the Company from its obligations hereunder without altering or diminishing the effectiveness of the release provisions provided herein. Furthermore, the parties recognize that any breach of this Agreement by Shinnebarger may damage the Company irreparably, the specific amount of which will be impossible to ascertain. The parties hereto acknowledge that in the event of any such breach, the Company shall, in addition to such other relief as might be appropriate, be entitled to the following relief against Shinnebarger from a court or competent jurisdiction: (a) liquidated damages in the amount of $100,000.00; (b) injunctive relief enjoining any such breach; (c) specific performance of Shinnebarger’s obligations hereunder; and (d) the costs incurred by the Company in obtaining such relief, including attorney’s fees.

11. Shinnebarger acknowledges that he has been given a period of twenty-one (21) days from the receipt hereof to review and consider this Agreement before signing it.

12. Shinnebarger acknowledges that he may revoke this Agreement within seven (7) calendar days following the date of his execution of this Agreement as set forth on the last page hereof, and that this Agreement shall not become effective or enforceable until such revocation period has expired (the “Effective Date”). No such revocation shall be effective unless it is made in writing, signed by Shinnebarger and delivered to the Company and its attorney, Alan Shapiro, Esq., Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103-0084, no later than the close of business on the seventh day following Shinnebarger’s execution of this Agreement. Shinnebarger understands that if he revokes this Agreement, it shall be of no force and effect and he shall have no right to receive, and the Company shall have no obligation to provide, the consideration described herein. If Shinnebarger does not effectively revoke this Agreement pursuant to and in accordance with this paragraph, it shall be effective and enforceable as of the expiration of the revocation period described in this Paragraph 12.

13. Shinnebarger acknowledges that he has been advised to consult with an attorney concerning this Agreement and that he has consulted with an attorney of his choice concerning the Agreement prior to signing this Agreement.

14. Shinnebarger shall not disparage the Company or the Releasees in any manner.

15. This Agreement shall not constitute an admission of any wrongdoing by the Company or the Releasees, or of having caused any injury to Shinnebarger by any acts or omissions on the part of the Company or the Releasees, or of a violation of any statutory, regulatory or common law obligation owed to Shinnebarger by the Company or the Releasees.

16. The provisions, sections and paragraphs, and the specific terms set forth therein, of this Agreement are severable. If any provision, section or paragraph, or specific term contained therein, of this Agreement or the application thereof is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision, section, paragraph or term shall not be a part of this Agreement, and the legality, validity and enforceability of remaining provisions, sections and paragraphs, and all other terms therein, of this Agreement shall not be affected thereby.

17. This Agreement embodies the entire agreement between parties hereto and may not be amended, modified or terminated except by express written agreement between the parties. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York. Shinnebarger hereby consents to the exclusive jurisdiction and venue of the courts of the State of New York, New York County and the State of Connecticut, Fairfield County, for the enforcement of this Agreement and waives any rights he may have to a trial by jury in connection therewith.

18. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

19. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN SIGNING THIS AGREEMENT, SHINNEBARGER ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE ENTIRE AGREEMENT; THAT IT INCLUDES A FULL AND FINAL RELEASE OF ANY CLAIM HE MAY HAVE AGAINST THE COMPANY AND THE RELEASEES UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C. § 621 ET SEQ; AND THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND HAS CONSULTED WITH AN ATTORNEY OF HIS CHOICE CONCERNING THIS AGREEMENT PRIOR TO SIGNING THIS AGREEMENT. SHINNEBARGER FURTHER ACKNOWLEDGES THAT IF HE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE 21-DAY PERIOD SET FORTH IN PARAGRAPH 10 OF THIS AGREEMENT, HE HAS KNOWINGLY AND VOLUNTARILY WAIVED HIS RIGHT TO CONSIDER THE TERMS OF THIS AGREEMENT FOR THE FULL 21-DAY PERIOD.

/s/ DAVID ANTHONY SHINNEBARGER	Date: 5/6/05

DAVID ANTHONY SHINNEBARGER

STAR GAS LLC	Date: 5/6/05

BY: ILLEGIBLE

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